Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 726-5376 IR@flotekind.com

Flotek Industries, Inc. Announces Fourth Quarter and Year-End, 2013

Earnings Schedule, Preliminary Income Results, and Upcoming

Conference Presentations

HOUSTON, February 5, 2014 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (FTK) will host a conference call on Tuesday, February 11, 2014 at 7:30 a.m. Central Standard Time to discuss its operating results for the twelve-months and quarter ended December 31, 2013. Flotek intends to provide dial-in information through a press release on February 10, 2014.

Flotek plans to file its 10-K after the market close on Monday, February 10, 2014. In addition, the Company will provide additional details regarding operating results in a press release after the market close on February 10, 2014.

Preliminary Fourth-Quarter Data

While the Company is still completing final year-end accounting and audit processes, Flotek believes that Earnings Per Share (“EPS”), on a fully-diluted basis, will exceed $0.18 per share for the three-months ended December 31, 2013. The Company previously indicated that revenues for the three-months ended December 31, 2013 should exceed $100 million with enterprise-wide gross margins of approximately 39%. Final and comprehensive results will be provided after the market close on Monday, February 10, 2014.

“Flotek ended 2013 on a strong note, posting solid earnings and record quarterly revenue, a testament to the tenacity and focus on efficient execution of the entire Flotek team,” said John Chisholm, Flotek Chairman, President and Chief Executive Officer. “Flotek’s continued growth – especially given less robust drilling activity in key basins – is encouraging and provides a solid foundation on which to build as we begin the new year. We are especially pleased with the

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	February 5, 2014

results from our Energy Chemistry Technologies group, which was an important contributor to our fourth quarter results. Our team has developed an aggressive plan for growth in 2014, one we hope will continue to provide industry-leading returns for our stakeholders. We look forward to a full discussion of our year-end results on February 11.”

Upcoming Conference Presentations

Flotek Chairman, President and Chief Executive Officer John Chisholm will be making presentations to Flotek stakeholders at the following upcoming meetings:

On February 12, 2014, Mr. Chisholm will present at the Independent Petroleum Association of America Florida Oil and Gas Symposium. Mr. Chisholm’s presentation begins at 1:35pm EST.

On February 19, 2014, Mr. Chisholm will present at The Oil & Services Conference™, presented by Enercom, Inc. Mr. Chisholm’s presentation in San Francisco will begin at 10:05am PST.

On February 26, 2014, Mr. Chisholm will present at the Gabelli & Company 24th annual Industrial Flow and Infrastructure Conference in New York City. Mr. Chisholm’s presentation begins at 9:00am EST.

Links to the webcasts and presentation materials for each conference will be available coincident with the live presentations on the Flotek website, www.flotekind.com.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	February 5, 2014

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.